   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998

                                                       REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            -----------------------

                                CORESTAFF, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             76-0407849
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           identification number)


                       4400 POST OAK PARKWAY, SUITE 1130
                           HOUSTON, TEXAS  77027-3413
          (Address of principal executive offices, including zip code)

                            -----------------------

                           METAMOR TECHNOLOGIES, LTD.
                             RESTRICTED STOCK PLAN
                            (Full title of the plan)

                            -----------------------

                                MARGARET G. REED
                           ASSOCIATE GENERAL COUNSEL
                                CORESTAFF, INC.
                       4400 POST OAK PARKWAY, SUITE 1130
                           HOUSTON, TEXAS 77027-3413
                    (Name and address of agent for service)

                                 (713) 548-3400
                    (Telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                      Proposed Maximum      Proposed Maximum
  Title of Securities to                               Offering Price      Aggregate Offering          Amount of
      be Registered        Amount to be Registered      Per Share               Price              Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value . . . . . . . .                                        $                 $600,000                   $177
======================================================================================================================

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference

         The following documents which have been filed by CORESTAFF, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                 (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                 (2) Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

                 (3) Description of the Company's Common Stock, $.01 par value per share (the "Common Stock"), contained in Item 1 of the Company's Registration Statement on Form 8-A, Registration No. 0-26970.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  Description of Securities.

                 Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

                 Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation, as amended, limits the liability of the directors of the Company to the Company or its stockholders (in their capacity as director but not in their capacity as officers) to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the terms of the DGCL as presently in effect, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the

Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such provisions do not limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases. The Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. In addition, the Certificate of Incorporation provides that the Company may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company who is or was serving, at the request of the Corporation, as a director, officer, employer or agent for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person for such liability under the DGCL.

         In addition, the Bylaws, in substance, require the Company to indemnify each person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Delaware in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company is also required to advance to such persons payment incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the Bylaws specifically provide that the indemnification rights granted thereunder are non-exclusive.

         Each director and executive officer of the Company has also entered into an indemnification agreement with the Company (the "Indemnification Agreements"). The Indemnification Agreements are intended to permit indemnification which may be broader than specifically provided by law. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

         The Indemnification Agreements cover most monetary liabilities paid in settlement of claims if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld. The Indemnification Agreements generally cover claims relating to the fact that the indemnified party is or was an agent of the Company or its subsidiary, or is or was serving at the request of the Company as an Agent for another entity. The Indemnification Agreements also obligate the Company to promptly advance all expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse the Company for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the Indemnification Agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

         The Company is not obligated to indemnify the indemnitee with respect to (a) acts, omissions, or transactions from which the indemnitee may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnitee which are not defensive, except in certain situations, (c) proceedings instituted by the indemnitee to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or (d) violations of Section 16(b) of the Exchange or any similar successor statute.

ITEM 7.  Exemption from Registration Claimed.

                 Not applicable.

ITEM 8.  Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

  4.1    -       Certificate of Incorporation of the Company, as amended
                 (incorporated by reference from exhibit number 4.1 to the Company's Registration Statement on Form S-8, file number
                 33-80325, and exhibit number 3.1 to the Company's Registration
                 Statement on Form S-3, file number 333-31509).

  4.2    -       Amended and Restated Bylaws of the Company (incorporated by reference from exhibit number 4.2 to the Company's
                 Registration Statement on Form S-8, file number 33-80325).

  5.1    -       Opinion of Margaret G. Reed, Associate General Counsel to the
                 Company.

 23.1    -       Consent of Margaret G. Reed, Associate General Counsel to the
                 Company (included in Exhibit 5.1).

 23.2    -       Consent of Independent Auditors.

 24.1    -       Power of Attorney (included on the signature pages of this
                 Registration Statement).

ITEM 9.  Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Security Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 12, 1998.

                                       CORESTAFF, INC.
                                       (Registrant)


                                       By:    /s/ MICHAEL T. WILLIS
                                          -------------------------------------
                                                   Michael T. Willis
                                          Chief Executive Officer and President


                               POWER OF ATTORNEY

         Each of the undersigned directors and officers of CORESTAFF, Inc. hereby constitutes and appoints Michael T. Willis, Edward L. Pierce and Peter
T. Dameris, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratify and confirm that all such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                                 DATE
                ---------                                 -----                                 ----
          /s/ MICHAEL T. WILLIS                  Chairman of the Board,                  February 12, 1998
----------------------------------------           Chief Executive Officer
            Michael T. Willis                      and President
                                                   (Principal Executive Officer)

          /s/ EDWARD L. PIERCE                   Senior Vice President,                  February 12, 1998
----------------------------------------           Chief Financial Officer and
            Edward L. Pierce                       Assistant Secretary
                                                   (Principal Financial and
                                                   Accounting Officer)

            /s/ NUALA M. BECK                    Director                                February 12, 1998
----------------------------------------
              Nuala M. Beck


                                                                                         February 12, 1998
          /s/ CHARLES H. COTROS                  Director
----------------------------------------
            Charles H. Cotros


                                                                                         February 12, 1998
          /s/ DONALD J. EDWARDS                  Director
----------------------------------------
            Donald J. Edwards

                SIGNATURE                                 TITLE                                 DATE
                ---------                                 -----                                 ----

           /s/ BRUCE V. RAUNER                   Director                                February 12, 1998
----------------------------------------
             Bruce V. Rauner


          /s/ MICHAEL T. REDDY                   Director                                February 12, 1998
----------------------------------------
            Michael T. Reddy


        /s/ CHARLES R. SCHNEIDER                 Director                                February 12, 1998
----------------------------------------
          Charles R. Schneider


           /s/ JOHN T. TURNER                    Director                                February 12, 1998
----------------------------------------
             John T. Turner


           /s/ AUSTIN P. YOUNG                   Director and Executive Vice             February 12, 1998
----------------------------------------         President--Finance and
             Austin P. Young                     Administration

                               INDEX TO EXHIBITS

                                                                      Sequentially
  Exhibit No.                          Exhibit                        Numbered Page
  -----------                          -------                        -------------
      4.1       -    Certificate of Incorporation of the
                     Company, as amended (incorporated by
                     reference from exhibit number 4.1 to the
                     Company's Registration Statement on Form
                     S-8, file number 33-80325, and exhibit
                     number 3.1 to the Company's Registration
                     Statement on Form S-3, file number 333-
                     31509).

      4.2       -    Amended and Restated Bylaws of the
                     Company (incorporated by reference from
                     exhibit number 4.2 to the Company's
                     Registration Statement on Form S-8, file
                     number 33-80325).

      5.1       -    Opinion of Margaret G. Reed, Associate
                     General Counsel to the Company

     23.1       -    Consent of Margaret G. Reed, Associate
                     General Counsel to the Company (included
                     in Exhibit 5.1)

     23.2       -    Consent of Independent Auditors

     24.1       -    Power of Attorney (included on the
                     signature pages of this Registration
                     Statement)